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                    Independent Auditors' Consent



The Board of Trustees
of Evergreen Investment Trust:


We consent to the use of our report dated August 16, 1995 with respect to the Evergreen Managed Bond Fund series of Evergreen Investment Trust incorporated herein by reference in the Prospectus/Proxy Statement and included in this Registration Statement on Form N-14 for The FFB Lexicon Fund and to the references to our firm under the headings "Financial Statements and Experts" in the Prospectus/Proxy Statement and "Financial Highlights" in the Prospectus incorporated herein by reference.

KPMG Peat Marwick LLP


New York, New York

December 6, 1995